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                                                                    EXHIBIT 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 13, 1998 included in this Form 8-K, into the Company's previously filed Registration Statements File Nos. 333-41605 and 333-41609.



ARTHUR ANDERSEN LLP


Atlanta, Georgia
July 29, 1998